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[AMERICAN COIN MERCHANDISING, INC LOGO]

                                    * NEWS *

FOR IMMEDIATE RELEASE:       Monday, March 17, 2003

CONTACT:  Randall Fagundo, President and CEO
          American Coin Merchandising, Inc.
          (303) 444-2559

           AMERICAN COIN MERCHANDISING, INC. ENTERS INTO AN AGREEMENT
             WITH FOLZ VENDING CO., INC. AND FOLZ NOVELTY CO., INC.


Louisville, Colorado - American Coin Merchandising, Inc. (AMEX: ACM-A), has agreed with Folz Vending Co., Inc. and its subsidiary Folz Novelty Co., Inc. (collectively, Folz) to merge the business of Folz into a wholly-owned subsidiary of American Coin by acquiring substantially all of the assets of Folz. Upon consummation of the transaction, Roger Folz, the founder and President of Folz, will continue his involvement with the Folz business. The current Folz management team will also continue its involvement with the Folz business. The agreement is subject to various conditions to closing.

Founded in 1949, Folz has grown into the nations largest purveyor of bulk vending merchandise by offering top quality bulk products and delivering the highest levels of service in the bulk vending industry. Folz has received numerous performance awards from its major customers. For the last 5 years, Folz Vending has been one of the Top 50 Private Firms on Long Island. Folz revenues for the fiscal year ending December 31, 2002 are expected to be approximately $50,200,000. Assuming that the proposed transaction closes during the second quarter of the 2003 fiscal year, American Coin anticipates that the transaction will be accretive to American Coin's fiscal 2003 earnings. American Coin is an owner, operator and franchisor in the United States and Puerto Rico of coin-operated amusement vending equipment.

According to Randall J. Fagundo, President and Chief Executive Officer of American Coin, "We at American Coin are thrilled about partnering with Folz, which is a pioneer in the bulk vending industry and a meaningful contributor to the communities that it serves. Folz brings to American Coin the best in bulk service and merchandise, which will serve as a strong complement to American Coin's skill cranes and other non-bulk amusement vending equipment. The addition of Roger Folz to American Coin's board of directors will be significant to the company as we strive to provide the industry with the best products and service in all amusement vending categories."


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ABOUT FOLZ VENDING CO., INC. AND FOLZ NOVELTY CO., INC.

Folz Vending, headquartered in Oceanside, New York, is a leader in the bulk vending industry. Folz has been offering gum, candy and novelties for over 50 years. Its extensive route network and superior merchandise selections enable retail locations throughout North America to offer bulk vending with no cost or labor involved.

ABOUT AMERICAN COIN MERCHANDISING, INC.

American Coin Merchandising, Inc., headquartered in Louisville, Colorado, and its franchisees own and operate more than 31,000 coin-operated amusement vending machines throughout the United States and Puerto Rico. The Company's distinctive amusement vending machines are placed in supermarkets, mass merchandisers, bowling centers, bingo halls, bars, restaurants, warehouse clubs and similar locations.

FORWARD LOOKING STATEMENTS

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations of future events and are subject to a number of risks and uncertainties that may cause the Company's actual results to differ materially from those described in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These factors and uncertainties include, among others, uncertainties related to the Company's performance, and its management of growth and the effects of the Folz acquisition. Additional factors that may impact the matters discussed herein are more fully discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, under the headings "Risk Factors-Shoppe Performance," "Risk Factors-Growth and Management of Growth," "Risk Factors-Substantial Indebtedness, Effect of Financial Leverage," and "Risk Factors-Trade Relations and Dependence on Major Accounts." In addition, the Company's results could also be affected by a number of other risks and uncertainties which are more fully discussed under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. These and other risks and uncertainties are disclosed from time to time in the Company's filings with the Securities and Exchange Commission, in the Company's press releases and in oral statements made by or with the approval of authorized personnel. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.